UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2012

Prime Estates & Developments, Inc.
(Name of registrant in our charter)

Nevada	333-162597	27 0611758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS I.D.

200 South Wacker Drive, Suite 3100, Chicago, Illinois,	60606
(Address of principal executive offices)	(Zip Code)

Telephone:  312.674.4529
(address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2012, Mr. Panagiotis Tolis was elected Secretary and Director.

Since June 2010 he has been a self-employed Expense Reduction Analyst involved in cost optimization, overheads reduction, purchasing management. From April 2008 to May 2010, he was a self-employed business consultant for corporations located in Greece.  Form February 2007 to March 2008, he was Business Relationship Manager with ALPHA BANK S.A. (Athens, Greece).  He holds a Certificate of Accreditation (Accredited Partner of ERA), Cologne, Germany, June 2010.  He has the following education:

•	M.Sc. (Financial Services Management) University of Surrey, U.K., April 2007
•	M.Sc. (Financial Analysis for Executives) University of Piraeus, Athens, Greece, July 2005
•	B.Sc. (Operational Research and Marketing) Athens University of Economics and Business (AUEB), Greece, June 2003
•	B.Sc. (Accounting) Technological Institute of Piraeus (TEI), Athens, Greece, June 1998.

As a member of the board, Mr. Tolis contributes his financial expertise based on his significant industry and financial experience as well as a strong experience in project management, negotiations, services marketing, b2b sales as well as crisis handling.

We entered into an agreement concerning Mr. Tolis election as director and secretary which we have filed as an exhibit to this Form 8-K

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1      Tolis Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prime Estates & Developments, Inc.

Date: September 4, 2012	By:	/s/ Panagiotis Drakopoulos
Panagiotis Drakopoulos
Principal Executive Officer

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